UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2008
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-32859	11-3626383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On August 31, 2008, Franklin Bank Corp. (“Franklin”) and its wholly-owned subsidiary, Franklin Bank, S.S.B. (the “Bank”), entered into a Severance Agreement with Daniel E. Cooper (the “Severance Agreement”). The Severance Agreement confirms Mr. Cooper’s resignation from his employment with the Bank effective as of August 31, 2008 (the “Effective Date”).
     The Severance Agreement provides that Mr. Cooper will receive as severance seven months salary continuation commencing September 1, 2008 and ending March 31, 2009, payable at his base salary as of the Effective Date in equal monthly installments. The Severance Agreement also provides that Mr. Cooper will receive a payment for accrued and unused vacation through the Effective Date and will be entitled to reimbursement of reasonable attorney’s fees incurred in connection with Mr. Cooper’s resignation from the Bank. Mr. Cooper will also be reimbursed for the premiums paid by him and all amounts paid by him related to deductibles, co-payment limits or applicable out-of-pocket maximums for health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, until the first to occur of the commencement of Mr. Cooper’s employment with another person or firm or the expiration of 18 months.
     In accordance with the provisions of Franklin’s incentive compensation plans, Mr. Cooper’s stock options that have vested as of the Effective Date will remain exercisable for three months after the Effective Date and Mr. Cooper’s shares of restricted stock were forfeited as of the Effective Date. At the conclusion of the current performance cycle Mr. Cooper will be entitled to a pro-rated award payout with respect to his performance units calculated as of the Effective Date, provided that the conditions to such payout are satisfied in accordance with the terms of the performance unit grant agreements. Mr. Cooper will cease to be eligible to participate in or receive any amounts payable under the 2007 Franklin Bank Incentive Plan or any other cash bonus or incentive plan of Franklin.
     The Severance Agreement contains confidentiality, non-disparagement and cooperation provisions, as well as a mutual release of claims. The Severance Agreement also contains a non-solicitation provision that prohibits Mr. Cooper from soliciting or hiring directly or indirectly any employee of Franklin or the Bank prior to March 31, 2009. The Severance Agreement provides for arbitration of claims that may arise under it.
     The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	Severance Agreement by and among Franklin Bank Corp., Franklin Bank, S.S.B., and Daniel E. Cooper dated August 31, 2008.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: September 5, 2008	By:	/s/ Alan E. Master
Alan E. Master
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement by and among Franklin Bank Corp., Franklin Bank, S.S.B., and Daniel E. Cooper dated August 31, 2008